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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-13093, File No. 33-60326, File No. 33-69708 and File No. 33-97376) of Nu-kote Holdings, Inc. of our report dated January 7, 2000, related to the consolidated balance sheet of Nu-kote Holdings, Inc. and subsidiaries as of March 31, 1999 and the related consolidated statements of operations, changes in shareholders' equity (deficit) and comprehensive income
(loss) and cash flows for the year then ended and our report on the related financial statement schedule, which reports appear in the March 31, 1999, annual report on Form 10-K of Nu-kote Holdings, Inc.

          The audit report on the consolidated financial statements of Nu-kote Holdings, Inc. and subsidiaries referred to above contains an explanatory paragraph that states the consolidated financial statements do not purport to reflect or provide for the consequences of the Company's filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code and the bankruptcy proceedings. The above referenced audit report on the consolidated financial statements of the Company also contains an explanatory paragraph that states that the Company's recurring losses from operations, material uncertainties related to pending litigation and other claims and shareholders' deficit raise substantial doubt about the entity's ability to continue as a going concern. The financial statement schedule referred to above does not include any adjustments that might result from the outcome of the bankruptcy proceedings and the uncertainty relating to the Company's ability to continue as a going concern.

          Our report to the consolidated financial statements of the Company refers to a change to the first-in, first-out method of valuing inventory.



                                             KPMG LLP



Nashville, Tennessee
April 19, 2000